Exhibit 10.2
UDR, Inc.
Independent Director Compensation

Component	Compensation
Annual Board Retainer
Non-Executive Chairman	$100,000
Non-Executive Director	$50,000

Annual Committee Retainer
Member
Audit	$7,500
Compensation	$7,500
Executive*	$7,500
Governance	$7,500
Chairman
Audit	$15,000
Compensation	$15,000
Executive*	$15,000
Governance	$15,000

Long-term incentives
Fixed
# of shares	TBD
Vesting	1/3 of the Shares shall vest each year on the date of grant
Value	$90,000 (at closing sales price on 1/1/08) ($180,000 for Non-Executive Chairman)
Performance
# of shares	None

Vesting

Value
Maximum

*	Other than a member who also holds the position of Chairman of the Board.